Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT I, the undersigned Director of State Street Bank and Trust Company of New Hampshire hereby appoint Monet T. Ewing, Robert E. Fullam and Nancy E. Grady, and each of them severally, as attorneys and agents for the undersigned with full power to them, and each of them, for and in the name, place and stead of the undersigned, until revoked in writing, to sign and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-1 (the “Registration Statement”) of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”), and any and all amendments (including post-effective amendments), applications, instruments and other documents to be filed with the Commission pertaining to the Registration Statement, and generally with full power and authority to do and perform any and all such acts and things whatsoever requisite or desirable in the name and in the capacity of the undersigned to enable State Street Bank and Trust Company of New Hampshire and the Collective Trust to comply with the provisions of the Securities Act.

Date: April 15, 2009.

Signature	Capacity

/s/ William L. Whitney William L. Whitney	Director of State Street Bank and Trust Company of New Hampshire